EXHIBIT 99.1

For Immediate Release	Media Contact:	Alisha Goff
503/627-7075
alisha.goff@tektronix.com

	Analyst Contact:	Paul Oldham
503/627-4027
paul.r.oldham@tektronix.com
Tektronix Reports Results for the
Fourth Quarter and Full Year of Fiscal 2007
Sales for Fiscal Year Top $1.1B
BEAVERTON, Ore., Jun. 21, 2007 — Tektronix, Inc. (NYSE: TEK) today reported net sales of $298.5 million and net earnings from continuing operations of $28.0 million or $0.35 per share for the fourth quarter ended May 26, 2007. This compares with net sales of $289.3 million and net earnings from continuing operations of $31.9 million or $0.37 per share for the same period last year. Excluding acquisition-related costs, business realignment costs, share-based compensation, and one-time items, non-GAAP net earnings from continuing operations were $35.6 million or $0.45 per share for the fourth quarter as compared with $36.4 million or $0.43 per share for the same period last year.
“Sales were up 3% over last year and were our highest in six years. Gross margins were strong and drove our best earnings per share this year,” said Rick Wills, Tektronix Chairman and CEO. “Orders were down 7% impacted by a very difficult comparison to last year’s fourth quarter.”
Instruments business orders were up 3% and sales were up 10% from last year. Orders were strong in all geographies except Japan which declined in the quarter. “Orders were especially good in our two newer product categories — signal sources, where we successfully launched our new AWG5000 and in spectrum analyzers where demand continues to be exceptionally strong,” continued Wills.
Orders in the Communications business were down 26% year-over-year although they improved 17% sequentially. “Orders were again impacted by continued weakness in the overall market and by a difficult comparison to this quarter last year where we had several large strategic network management wins,” commented Wills. Sales were down 17% over last year on lower orders and a sequential increase in backlog.
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Tektronix Fourth Quarter 2007 Results.../2
“This was another great quarter for new products in the Instruments business with the introduction of the MSO4000, a new family of mixed signal oscilloscopes which represents an expansion of our leading oscilloscope offering and sets a new performance benchmark for this class of product. In addition, we introduced the AWG5000 — an extension of our recently introduced arbitrary waveform generator platform that uniquely addresses digital RF technologies,” said Wills. “In the Communications business, we expanded our VoIP monitoring solution to offer active test capability and the ability for service providers and cable companies to extend VoIP management services to their enterprise customers. In addition, we continued to execute our strategy with the addition of several new customers.”
Full Year Results
For the fiscal year ended May 26, 2007, Tektronix reported net sales of $1.105 billion and net earnings from continuing operations of $87.3 million or $1.07 per share. This compares with net sales of $1.040 billion and net earnings from continuing operations of $90.9 million or $1.08 per share for the prior fiscal year. Excluding acquisition-related costs, business realignment costs, share-based compensation, and one-time items, non-GAAP net earnings from continuing operations were $124.9 million or $1.53 per share for the fiscal year, as compared with $114.6 million or $1.36 per share for the prior fiscal year.
“This was a strong year for Tektronix in many ways. Our orders and sales were the highest in six years. Excluding share-based compensation, we saw very good earnings per share growth in fiscal 2007,” said Wills. “Orders in our Instruments business were especially strong driven by our general purpose test products which grew over 15% year-over-year, and we introduced an unprecedented number of major products. In our Communications business, we grew sales 4% in a difficult market environment and continued to deliver market-leading solutions. Overall, we continued to take market share in virtually all of our product categories according to preliminary external market data.”
“Looking forward, we believe we have the strongest portfolio of products in our history and a pipeline of future products that will continue to build our product leadership position. In spite of continuing challenges in the communications market we are also encouraged by the continued success we are having with communications customers and the market-leading solutions we offer to support the technology transition to next-generation, converged networks. And, we have a balanced focus on growth and on delivering value to our shareholders as we continue to execute on our proven business strategy,” concluded Wills.
First Quarter Guidance
For the first quarter of fiscal 2008, the company expects net sales to be approximately $280-$290 million. Earnings per share from continuing operations are expected to be between $0.36
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Tektronix Fourth Quarter 2007 Results.../3
and $0.40 before mostly non-cash acquisition-related costs, business realignment costs, one-time items and share-based compensation expense.
Recent highlights include the following:
New product introductions, including:
•	The availability of the new MSO4000, an all-in-one tool for embedded design debug which sets a new benchmark for performance and usability for mixed signal oscilloscopes. This new product family combines the capabilities of an advanced real-time oscilloscope and logic analyzer with the breakthrough Wave Inspector waveform search engine into one small and lightweight portable device.

•	The introduction of the new AWG5000 Series of Arbitrary Waveform Generators — the performance leading generator for testing mixed signal devices — providing engineers with a signal generator for both baseband and IF test needs of digital RF technologies in a single instrument.

•	The introduction of the PQA500 Picture Quality Analyzer, a new generation picture quality analysis tool for digital video test. Incorporating eight new Tektronix patents, the PQA500 provides the most complete suite of measurement and diagnostic tools for picture quality analysis including full support of high definition formats.

•	The introduction of new capabilities for the MTS400 Series MPEG Test Systems, including enhanced support for IPTV, Video over IP and DTV which will significantly advance the development and deployment of next-generation video networks and services.

•	The expansion of the Active Assurance active test solutions to include new active test probes and capabilities that enable service providers and cable companies to deploy, monitor and maintain VoIP services for their enterprise customers.

•	The availability of the newest release of the Spectra2 diagnostic test solution with new IMS and converged network enhancements for network operators and equipment manufacturers developing platforms and service offerings for VoIP, IMS and converged networks.

•	The enhancement of the RF Scout Interference Hunter tool’s applications to include a radio frequency benchmarking capability, enabling competitive measurements of carrier network quality and coverage.
Key customer wins, including:
•	The decision by Telkomsel to extend its existing Tektronix test infrastructure to include a test platform comprising Tektronix’ K1297-G35 and Spectra2 equipment to address mobile network element simulation and load testing before live network deployment.

•	The expansion of Tektronix’ association with Vodafone Italia to provide the Beamer customer experience management product for the network operator’s 2.5G/3G mobile data services.

•	The announcement that the China Academy of Broadcasting Science (ABS) standardized on new Tektronix instruments for its Digital TV and high definition standards development, compliance testing and certification. ABS is the broadcasting R&D institution of the Chinese government that defines and develops the nation’s technical standards for FM radio, Digital Audio Broadcasting, satellite broadcasting, CATV and HDTV.
Product awards, including:
•	The RSA6100A Series Real-Time Spectrum Analyzers received the Editor’s Choice Award in Electronic Engineering Times-China (EE Times-China) Annual Creativity in Electronics (ACE) Awards for the most significant technical solution in the past 12 months. The editors evaluated 224 products from 83 companies to determine which would best enable China’s design engineers to develop advanced electronics.

•	The new WFM 7120/7020/6120 video waveform monitors introduced at the National Association of Broadcasters (NAB) tradeshow in April were awarded a 2007 STAR (Super Technology Award Recipient). The award selection is determined by the editorial staff of TV Technology magazine based upon a review of new products at the NAB2007 convention.
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In addition,
•	Tektronix was named a recipient of Intel Corporation’s Preferred Quality Supplier (PQS) award for outstanding performance in providing products and services deemed essential to Intel’s success.

•	Tektronix was named a finalist for the 2007 Vodafone Global Supplier Performance Awards which recognize suppliers who have demonstrated understanding of Vodafone’s needs and delivered excellent service and value.
In addition, today Tektronix declared a quarterly cash dividend of $0.06 per share on the outstanding common shares of the Company, payable on July 30, 2007 to shareholders of record as of the close of market on July 6, 2007.
Tektronix will be discussing its fourth quarter results and future guidance on a conference call today, beginning at 1:30 p.m. Pacific. A live Webcast of the conference call will be available at www.tektronix.com/ir. A replay of the Webcast will be available at the same Web site for one year.
Tektronix presents non-GAAP measures of net earnings and net earnings per share from continuing operations that exclude the effects of acquisition-related costs, business realignment costs, share-based compensation and one-time items. The “Reconciliation of GAAP to Non-GAAP Results” reconciles net earnings in accordance with generally accepted accounting principles (GAAP) to the non-GAAP net earnings. Tektronix presents non-GAAP net earnings to help readers differentiate the results of ongoing activity from results that include acquisition-related costs, business realignment costs, share-based compensation and one-time items. Some of these items pertain to events that have not yet occurred and are not possible to ascertain with a reasonable degree of accuracy. Therefore, no reconciliation to GAAP for projected amounts is provided. In addition, in line with common industry practice and in order to enable comparability with other technology companies, guidance for non-GAAP net earnings excludes the effects of share-based compensation under FAS123R. Management of Tektronix uses these non-GAAP measures to evaluate the Company’s results of operations and for forecasting purposes, as well as to compensate employees.
Statements and information in this press release that relate to future events or results (including the Company’s statements and expectations regarding sales and earnings per share, markets, market position and market growth opportunities, strategic direction and the introduction of new products) are based on the Company’s current expectations. They constitute forward-looking statements subject to a number of risk factors, which could cause actual results to differ materially from those currently expected or desired. Those factors include: worldwide geopolitical and economic conditions; current and future business conditions in the electronics, communications, computer and advanced technologies industries; changes in order rates and customer cancellations, including changes in seasonal buying habits and timing of large orders; competitive factors, including pricing pressures, loss of key employees, technological developments and new products offered by competitors; changes in product and sales mix, and the related effects on gross margins; customer acceptance of large orders with delayed acceptance criteria; the Company’s ability to deliver a timely flow of competitive new products, and market acceptance of these products; risks related to the implementation of an upgrade to our information technology systems; the availability of parts and supplies from third-party suppliers on a timely basis and at reasonable prices; risks associated with compliance with the “Restriction of Hazardous Substances” worldwide regulatory provisions, including the associated conversion of current and future product designs and manufacturing processes to procure or produce lead-free products, and with export regulations; inventory risks due to changes in market demand or the Company’s business strategies; changes in effective tax rates; currency fluctuations; and the ability to develop effective sales channels. Further information on factors that could cause actual results to differ from those anticipated is included in filings made by the
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Tektronix Fourth Quarter 2007 Results.../5
Company from time-to-time with the Securities and Exchange Commission, including but not limited to annual reports on Form 10-K and the quarterly reports on Form 10-Q. The first quarter of fiscal year 2008 includes an extra week.
About Tektronix
Tektronix is a leading supplier of test, measurement, and monitoring products, solutions and services for the communications, computer, and semiconductor industries — as well as military/aerospace, consumer electronics, education and a broad range of other industries worldwide. With 60 years of experience, Tektronix enables its customers to design, build, deploy, and manage next-generation global communications networks, advanced and pervasive technologies. Headquartered in Beaverton, Oregon, Tektronix has operations in 19 countries worldwide. Tektronix’ Web address is www.tektronix.com.
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Tektronix Fourth Quarter 2007 Results.../6
Consolidated Statements of Operations

	Quarter Ended		Fiscal Year Ended
	May 26,	May 27,	May 26,	May 27,
(In thousands, except per share amounts)	2007	2006	2007	2006

Net sales	$298,514	$289,309	$1,105,172	$1,039,870
Cost of sales	117,102	115,151	444,032	418,428

Gross profit	181,412	174,158	661,140	621,442

Research and development expenses	50,586	49,570	199,889	183,414
Selling, general and administrative expenses	93,379	84,329	341,131	302,344
Business realignment costs	6,340	2,304	9,139	9,847
Acquisition related costs and amortization	1,849	1,618	7,912	8,567
Loss (gain) on disposition of assets, net	551	(1,514)	1,032	(1,433)

Operating income	28,707	37,851	102,037	118,703

Interest income	3,746	4,224	16,649	13,585
Interest expense	(199)	(144)	(566)	(483)
Other non-operating (expense) income, net	(1,103)	535	(5,285)	(3,377)

Earnings before taxes	31,151	42,466	112,835	128,428

Income tax expense	3,112	10,558	25,564	37,536

Net earnings from continuing operations	28,039	31,908	87,271	90,892

(Loss) gain from discontinued operations, net of income taxes	(95)	(47)	3,137	1,463

Net earnings	$27,944	$31,861	$90,408	$92,355

Earnings per share:

Continuing operations — basic	$0.36	$0.38	$1.09	$1.09
Continuing operations — diluted	$0.35	$0.37	$1.07	$1.08

Discontinued operations — basic	$—	$—	$0.04	$0.02
Discontinued operations — diluted	$—	$—	$0.04	$0.02

Net earnings — basic	$0.36	$0.38	$1.13	$1.11
Net earnings — diluted	$0.35	$0.37	$1.11	$1.09

Weighted average shares outstanding:
Basic	77,569	83,681	80,210	83,323
Diluted	79,011	85,365	81,815	84,381

Cash dividend declared per share	$0.06	$0.06	$0.24	$0.24
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Tektronix Fourth Quarter 2007 Results.../7
Consolidated Balance Sheets

(In thousands)	May 26, 2007	May 27, 2006

ASSETS
Current assets:
Cash and cash equivalents	$95,887	$215,587
Short-term marketable investments	87,873	121,346
Trade accounts receivable, net	189,891	174,599
Inventories	176,267	156,351
Other current assets	72,380	69,002

Total current assets	622,298	736,885

Property, plant and equipment, net	129,914	127,510
Long-term marketable investments	174,307	103,839
Deferred tax assets	21,464	—
Goodwill, net	326,468	307,189
Pension asset	32,115	239,128
Other long-term assets	105,189	119,539

Total assets	$1,411,755	$1,634,090

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$137,135	$133,323
Accrued compensation	75,761	71,718
Deferred revenue	89,340	66,677

Total current liabilities	302,236	271,718

Deferred income taxes	—	65,935
Other long-term liabilities	120,002	108,868

Shareholders’ equity:
Common stock	539,470	540,718
Retained earnings	545,399	620,465
Accumulated other comprehensive (loss) income	(95,352)	26,386

Total shareholders’ equity	989,517	1,187,569

Total liabilities and shareholders’ equity	$1,411,755	$1,634,090

Shares outstanding	78,488	83,719
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Selected Additional Financial Data

	Quarter Ended			Fiscal Year Ended
(In thousands, except per share amounts)%		May 26,	May 27,	%	May 26,	May 27,
	Growth	2007	2006	Growth	2007	2006

Orders Data:

Orders	(7%)	$302,700	$323,858	2%	$1,157,746	$1,129,963

U.S.	(6%)	111,943	118,893	8%	431,533	400,708
International	(7%)	190,757	204,965	(0%)	726,213	729,255

Instruments Business	3%	225,865	219,832	11%	903,924	810,942
Communications Business	(26%)	76,835	104,026	(20%)	253,822	319,021

Sales Data:

Net Sales	3%	$298,514	$289,309	6%	$1,105,172	$1,039,870

U.S.	35%	127,570	94,204	14%	412,951	361,688
International	(12%)	170,944	195,105	2%	692,221	678,182

Instruments Business	10%	238,953	217,339	7%	843,660	788,773
Communications Business	(17%)	59,561	71,970	4%	261,512	251,097

Reconciliation of GAAP to Non-GAAP Results:

Net earnings — GAAP		$27,944	$31,861		$90,408	$92,355
Discontinued operations, net of income taxes		95	47		(3,137)	(1,463)

Net earnings from continuing operations		28,039	31,908		87,271	90,892

Business realignment costs		6,340	2,304		9,139	9,847
Acquisition related costs		6,984	6,399		28,736	27,947
Gain on sale of Nevada City property		—	(1,635)		—	(1,635)
Share-based compensation costs		6,873	—		22,722	—
Increase to environmental reserves		—	—		4,763	—
Tax effect of above items		(7,666)	(2,528)		(22,785)	(12,447)
Tax impact from resolution of IRS Audit		(4,956)	—		(4,956)	—

Net earnings — non-GAAP		$35,614	$36,448		$124,890	$114,604

Diluted EPS — non-GAAP		$0.45	$0.43		$1.53	$1.36

Income Statement Items as a Percentage of Net Sales:

Cost of sales		39%	40%		40%	40%
Research and development expenses		17%	17%		18%	18%
Selling, general and administrative expenses		31%	29%		31%	29%
Business realignment costs		2%	1%		1%	1%
Acquisition related costs and amortization		1%	1%		1%	1%
Loss (gain) on disposition of assets, net		0%	(1%)		0%	0%
Operating income		10%	13%		9%	11%

Capital Expenditures and Depreciation:

Capital expenditures		$7,978	$6,834		$30,076	$36,283
Depreciation and amortization expense		$7,392	$7,128		$29,074	$27,977

Balance Sheet:		Quarter Ended	Quarter Ended			Quarter Ended
		May 26,	February 24,			May 27,
		2007	2007			2006

Cash and Marketable Investments:
Cash and cash equivalents		$95,887	$124,379			$215,587
Short-term marketable investments		87,873	61,632			121,346
Long-term marketable investments		174,307	159,597			103,839

Cash and Marketable Investments		$358,067	$345,608			$440,772

Accounts receivable as a percentage of net sales		15.2%	17.4%			14.3%
Days sales outstanding		57.9	59.3			54.9
Countback days sales outstanding		47.4	52.6			46.6

Inventory as a percentage of net sales		14.4%	15.5%			12.4%
Inventory turns		2.7	2.6			3.2

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Tektronix Third Quarter 2007 Results.../9
Discontinued Operations

	Quarter Ended		Fiscal Year Ended
	May 26,	May 27,	May 26,	May 27,
(In thousands)	2007	2006	2007	2006

Loss on sale of VideoTele.com (less applicable income tax benefit of $0, $0, $1 and $1)	$—	$—	$(1)	$(3)

Gain (loss) on sale of optical parametric test business (less applicable income tax benefit (expense) of $1, $41, ($8) and ($338))	(1)	(76)	15	629

Gain (loss) on sale of Gage (less applicable income tax benefit (expense) of $0, ($2), $0 and ($408))	—	3	(1)	759

Gain (loss) on sale of Color Printing and Imaging (less applicable income tax benefit (expense) of ($32), ($14), ($1,764) and ($42))	(94)	26	3,124	78

(Loss) gain from discontinued operations, net of tax	$(95)	$(47)	$3,137	$1,463

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